Dean Heller
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708


Articles of Incorporation
(Pursuant to NRS 78)


1. Name of Corporation: Wildon Productions Inc.

2. Resident Agent Name and Street Address:
(Must be a Nevada address where process may be served)

Legalzoom Nevada, Inc.
----------------------
Name

500 N Rainbow Blvd. Suite 300A        Las Vegas         Nevada    89107
------------------------------        ---------         ------    --------
Street Address                        City                        Zip Code

3. Shares:
(number of shares corporation authorized to issue)

Number of shares with par value: 75,000,000    Par value: $0.001
Number of shares without par value: _____________

4. Names & Addresses, of Board of Directors/Trustees:
(attach additional page there is more than three directors/trustees)

Elena Krioukovd
---------------
Name

400-318 Homer Street           Vancouver         BC          V6B2V2
--------------------           ----------        -----       --------
Street Address                 City              State       Zip Code

5. Purpose:
(optional-see instructions)

The purpose of this Corporation shall be:
Sell tea and tea-related products

6. Names, Address and Signature of Incorporator.
(attach additional page there is more than 1 incorporator)

Esther Andruiser
----------------
Name

7083 Hollywood Blvd., Suite 180            Los Angeles    CA         90028
-------------------------------            -----------    -----      --------
Address                                    City           State      Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept the appointment as Resident Agent for the above named corporation.


/s/ Legal Zoom ___________________________________________       02/24/04
Authorized Sginature of R.A. or on Behalf of R.A. Company        Date